UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 6, 2016

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 9, 2016, MTS Systems Corporation (the “Company”) issued a press release reporting that, due to an internal investigation of apparent violations by certain employees in its China operations of the Company’s code of conduct, the filing of its Annual Report on Form 10-K for the fiscal year ended October 1, 2016 (the “Annual Report”) will be delayed beyond the December 15, 2016 extended filing due date. A copy of such press release is attached as Exhibit 99.1 hereto.

The Company previously disclosed in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2016, that it was unable to determine whether it would be able to timely file its Annual Report as a result of the ongoing investigation. For additional information, please see the Form 12b-25.

As a result of the filing delay, the Company informed The Nasdaq Stock Market LLC (“Nasdaq”) on December 5, 2016 that it is working diligently to complete the Annual Report. In response, Nasdaq provided a formal notification letter to the Company indicating that it is not currently in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing. Such notices are routinely issued by Nasdaq in situations when there are late filings with the SEC. The letter from Nasdaq states that the Company is required to submit a plan to regain compliance with Nasdaq’s filing requirements for continued listing within 60 calendar days of the date of the Nasdaq notification letter. Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 calendar days from the filing due date of the Annual Report, or until May 30, 2017, for the Company to regain compliance with Nasdaq’s filing requirements for continued listing.

The notice has no immediate effect on the listing of the Company’s common stock on Nasdaq. Once the investigation is completed, including the evaluation of its findings, the Company expects to complete its assessments as to the impacts to the financial statements and effectiveness of internal controls over financial reporting and file its Annual Report with the SEC, which the Company expects will occur within the 180-day period described above. Upon filing its Annual Report, the Company intends to again be in compliance with Nasdaq’s continued listing requirements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished herewith:

99.1	Press Release dated December 9, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: December 9, 2016	By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title	Method of filing
99.1	Press Release dated December 9, 2016	Furnished electronically